CORNERSTONE BANCSHARES, INC.

CORNERSTONE BANCSHARES, INC.
6401 LEE HIGHWAY, SUITE 119
CHATTANOOGA, TN 37421
ATTN: FRANK HUGHES

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M92156-P66121 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CORNERSTONE BANCSHARES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE *FOR* THE FOLLOWING PROPOSAL.

	For	Against	Abstain
1. *Approval of the Series A Redemption Amendment Proposal.* To approve an amendment to the amended and restated charter of Cornerstone Bancshares, Inc. (the "Company") to provide that the Company, at its option, may redeem, in whole or in part, at any time after March 31, 2015, the Series A preferred stock, at a redemption price equal to the sum of the original issue price per share of Series A preferred stock, plus any accumulated and unpaid dividends (regardless of whether any dividends are actually declared) through July 30, 2015.	☐	☐	☐

Said proxies will vote on the proposals set forth in the Notice of Meeting and Joint Proxy Statement/Prospectus as specified on this card. If a vote is not specified, said proxies will be voted "FOR" the Series A redemption amendment proposal. If any other matters properly come before the Annual Shareholders Meeting, said proxies will vote on such matters in accordance with the recommendations of the Board of Directors.

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ON THIS CARD. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE PROMPTLY RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

THE DIRECTORS AND OFFICERS OF
CORNERSTONE BANCSHARES, INC. CORDIALLY
INVITE YOU TO ATTEND OUR ANNUAL
MEETING OF SHAREHOLDERS JUNE 17, 2015
6:00 PM EDT
EPB BUILDING
7TH FLOOR AUDITORIUM
10 W. MARTIN LUTHER KING, JR. BLVD.
CHATTANOOGA, TN 37402

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS:
The Company's Joint Proxy Statement/Prospectus and 2014 Annual Report to Shareholders are available at www.cscbank.com in the Investor Relation Section.

M92157-P66121

REVOCABLE PROXY CORNERSTONE BANCHARES, INC.

The undersigned hereby appoints Nathaniel F. Hughes and Doyce Payne, with full power of substitution, as proxies to vote all shares of Preferred Stock of Cornerstone Bancshares, Inc. (the "Company") which the undersigned is entitled to vote at the Shareholder Meeting to be held on June 17, 2015, beginning at 6:00 pm local time, and at any adjournment or postponement thereof.

The Directors recommend that any shareholder desiring to revoke his or her proxy and vote in person at the Shareholders Meeting arrive at the meeting location by 5:30 pm local time to facilitate confirmation of numbers of shares eligible vote.

Continued and to be signed on reverse side